Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Darwin Minnis, Darwin.Minnis@Navistar.com, 331-332-5243
Investor contact:	Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS THIRD QUARTER 2020 RESULTS

•	Reports third quarter 2020 net loss of $37 million, or $0.37 per diluted share, on revenues of $1.7 billion

•	Generates $104 million of adjusted EBITDA in the third quarter; reports an adjusted net loss of $8 million

•	Generates $154 million of manufacturing free cash flow

•	Ends the third quarter with $1.6 billion in manufacturing cash, cash equivalents and marketable securities

•	Plans additional cost-savings actions towards SG&A target of 7 to 9 percent of revenues

•	Announces plans to dual-build diesel and electric vehicles in San Antonio

LISLE, Ill. — September 9, 2020 — Navistar International Corporation (NYSE: NAV) today announced a third quarter 2020 net loss of $37 million, or $0.37 per diluted share, compared to third quarter 2019 net income of $156 million, or $1.56 per diluted share.

Revenues in the quarter were $1.7 billion, down 45 percent from third quarter 2019, and Core (Class 6-8 trucks and buses in the United States and Canada) charge outs were down 53 percent. The decrease was primarily driven by the impact of COVID-19, as well as prior year comparable quarter results that were near the peak of the prior industry cycle.

Third quarter 2020 EBITDA was $73 million, compared to $281 million in third quarter 2019. Adjusted EBITDA in third quarter 2020 was $104 million versus $266 million a year ago. Adjusted net income for the quarter was a loss of $8 million compared to income of $147 million in the third quarter last year.

Navistar finished third quarter 2020 with $1.65 billion in consolidated cash, cash equivalents and marketable securities, including $1.6 billion in manufacturing cash, cash equivalents and marketable securities.

“Our fiscal third quarter opened during the middle of many stay-at-home orders and ended with sections of the economy beginning to reopen, and our results certainly reflect this,” said Persio Lisboa, president and chief executive officer, Navistar. “While marketplace uncertainties continue, we are accelerating the pace of progress on our Navistar 4.0 strategy for financial improvement, so we can pull forward its benefits and take full advantage of a stronger industry when it arrives.”

The company’s Navistar 4.0 strategy lays out a plan to increase the company’s EBITDA margins to 12 percent by 2024.

During the quarter, in addition to naming Lisboa president and chief executive officer and Troy Clarke to the new role of executive chairman, the company made several leadership changes aimed at accelerating the pace of the company’s Navistar 4.0 progress with a focus on opportunities in advanced technologies. These executive appointments included naming Bob Walsh vice president of Emerging Technologies, Strategy and Planning;

appointing Friedrich Baumann president of Sales, Marketing and Aftersales; and adding new global responsibilities to the role of Phil Christman, president of Operations.

Earlier this year, the company took several actions to conserve cash and bolster its liquidity in response to the COVID-19 pandemic. These actions have been successful, as the company ended the third quarter with $1.6 billion of manufacturing cash, allowing it to cease its employee salary deferral program on September 1, several months earlier than initially planned. Additionally, actions taken due to the pandemic drove the company’s selling, general and administrative (SG&A) expenses down 29 percent year-over-year, after adjusting for a one-time gain in the prior year. Using learnings gained during COVID-19, the company is pursuing additional sustainable cost savings opportunities.

“We are targeting SG&A costs between 7 percent to 9 percent of revenues,” said Walter Borst, chief financial officer, Navistar. “Our focus has moved from temporary cash conservation actions to sustainable cost savings that support our Navistar 4.0 goals and better position us for profitability at all points in the cycle.”

With its new leadership, learnings from the COVID-19 pandemic and benefits from previous cost conservation actions in place, the company is redirecting more resources to advanced technologies; leading to several announcements during the quarter.

In autonomous, the company announced a strategic partnership with TuSimple to co-develop SAE Level 4 self-driving trucks targeted for production by 2024. The partnership also includes Navistar taking a minority stake in the company.

In connectivity, the company announced strategic partnerships with fleet management solutions providers Samsara and Geotab to allow International customers to seamlessly add their choice of fleet management solutions without the installation of additional vehicle hardware.

In electric, the company’s NEXT eMobility Solutions business unit signed a master services agreement with In-Charge Energy to provide charging infrastructure and consulting services to electric vehicle customers.

The company has been making progress on the construction of its production facility in San Antonio, which is scheduled to open in the spring of 2022. The facility will be capable of building both diesel and fully electric vehicles, and the first vehicle off the line will be an electric truck, entirely built on the main assembly line.

“As a result of the pandemic, we had the opportunity to revisit our investment portfolio and retime noncritical programs, and cancel others,” said Lisboa. “By streamlining our investments, we were able to free up significant capacity, which is being redeployed into advanced technology programs and strategic partnerships that accelerate our pace of progress.”

SEGMENT REVIEW

Summary of Financial Results:

	(Unaudited)
	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues, net	$1,675	$3,042	$5,438	$8,471
Segment Results:
Truck	$(22)	$167	$(131)	$183
Parts	97	149	319	437
Global Operations	1	1	(12)	10
Financial Services	10	30	51	93
Income (loss) from continuing operations, net of tax(A)	$(37)	$156	$(111)	$119
Net Income (loss)(A)	(37)	156	(111)	119
Diluted income (loss) per share(A)	(0.37)	1.56	(1.11)	1.20

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment – In third quarter 2020, the Truck segment net sales were $1.2 billion, a 50 percent decrease compared to third quarter last year. The year-over-year decrease is primarily due to lower volumes driven by weaker industry conditions resulting in part from the COVID-19 pandemic.

The Truck segment incurred a net loss of $22 million in third quarter 2020 compared to a profit of $167 million in third quarter 2019. The year-over-year decrease was a result of lower volumes and a reversal of a non-recurring legal settlement charge in 2019.

Parts Segment – For third quarter 2020, the Parts segment net sales were $414 million, a 27 percent decrease from third quarter 2019. The decrease is primarily due to lower North America volumes attributable to the COVID-19 impact in the U.S. and Canada and a decrease in Blue Diamond Parts sales.

The Parts segments saw a third quarter profit of $97 million, compared to $149 million in third quarter 2019. The decrease is due to the impact of lower sales volumes, partially offset by lower SG&A expenses.

Global Operations Segment – In third quarter 2020, the Global Operations segment net sales decreased 48 percent to $47 million. The decrease was primarily driven by lower volumes in our South America operations triggered by temporary production stoppages related to COVID-19.

The Global Operation segment recorded a profit of $1 million in the third quarter of 2020 and 2019. The segment benefited from restructuring actions taken earlier this year.

Financial Services Segment – In third quarter 2020, the Financial Services segment net revenues decreased to $49 million, a 34 percent decrease from third quarter 2019. The decrease was primarily driven by lower average yields due to lower interest rates and lower average finance receivables due to lower volumes.

The Financial Services segment recorded a profit of $10 million in the quarter, compared to $30 million in third quarter 2019. The decrease was primarily driven by the impact of lower revenues, partially offset by lower interest expense resulting from lower borrowing requirements.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, which was filed on December 17, 2019, and our Quarterly Report on Form 10-Q for the period ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2020	2019	2020	2019
Sales and revenues
Sales of manufactured products, net	$1,639	$2,996	$5,310	$8,330
Finance revenues	36	46	128	141

Sales and revenues, net	1,675	3,042	5,438	8,471

Costs and expenses
Costs of products sold	1,388	2,501	4,541	6,973
Restructuring charges	4	—	5	1
Asset impairment charges	12	3	25	6
Selling, general and administrative expenses	141	167	493	726
Engineering and product development costs	73	81	237	242
Interest expense	71	76	199	243
Other expense, net	14	25	27	140

Total costs and expenses	1,703	2,853	5,527	8,331
Equity in income of non-consolidated affiliates	2	1	—	4

Income (loss) before income taxes	(26)	190	(89)	144
Income tax expense	(8)	(29)	(10)	(9)

Net income (loss)	(34)	161	(99)	135
Less: Net income attributable to non-controlling interests	3	5	12	16

Net income (loss) attributable to Navistar International Corporation	$(37)	$156	$(111)	$119

Net income (loss) per share attributable to Navistar International Corporation
Basic:	$(0.37)	$1.57	$(1.11)	$1.20
Diluted:	(0.37)	1.56	(1.11)	1.20
Weighted average shares outstanding:
Basic	99.7	99.4	99.6	99.2
Diluted	99.7	99.7	99.6	99.5

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	July 31,	October 31,
(in millions, except per share data)	2020	2019
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,648	$1,370
Restricted cash and cash equivalents	232	133
Trade and other receivables, net	266	338
Finance receivables, net	1,403	1,923
Inventories, net	896	911
Other current assets	247	277

Total current assets	4,692	4,952
Restricted cash	54	54
Trade and other receivables, net	8	10
Finance receivables, net	250	274
Investments in non-consolidated affiliates	30	31
Property and equipment (net of accumulated depreciation and amortization of $2,328 and $2,488, respectively)	1,241	1,309
Operating lease right of use assets	119	—
Goodwill	38	38
Intangible assets (net of accumulated amortization of $139 and $142, respectively)	20	25
Deferred taxes, net	115	117
Other noncurrent assets	108	107

Total assets	$6,675	$6,917

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$865	$871
Accounts payable	1,154	1,341
Other current liabilities	1,096	1,363

Total current liabilities	3,115	3,575
Long-term debt	4,694	4,317
Postretirement benefits liabilities	2,013	2,103
Other noncurrent liabilities	681	645

Total liabilities	10,503	10,640
Stockholders’ deficit
Series D convertible junior preference stock	2	2
Common stock, $0.10 par value per share (103.1 shares issued and 220 shares authorized at both dates)	10	10
Additional paid-in capital	2,726	2,730
Accumulated deficit	(4,333)	(4,409)
Accumulated other comprehensive loss	(2,100)	(1,912)
Common stock held in treasury, at cost (3.6 and 3.9 shares, respectively)	(135)	(147)

Total stockholders’ deficit attributable to Navistar International Corporation	(3,830)	(3,726)
Stockholders’ equity attributable to non-controlling interests	2	3

Total stockholders’ deficit	(3,828)	(3,723)

Total liabilities and stockholders’ deficit	$6,675	$6,917

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
(in millions)	2020	2019
Cash flows from operating activities
Net income (loss)	$(99)	$135
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	103	99
Depreciation of equipment leased to others	43	45
Deferred taxes, including change in valuation allowance	(5)	(41)
Asset impairment charges	25	6
Gain on sales of investments and businesses, net	—	(56)
Amortization of debt issuance costs and discount	11	15
Stock-based compensation	14	20
Provision for doubtful accounts	13	8
Equity in (income) loss of non-consolidated affiliates, net of dividends	—	(3)
Write-off of debt issuance costs and discount	—	6
Other non-cash operating activities	(9)	(6)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	36	(124)

Net cash provided by operating activities	132	104

Cash flows from investing activities
Maturities of marketable securities	—	98
Capital expenditures	(115)	(90)
Purchases of equipment leased to others	(69)	(130)
Proceeds from sales of property and equipment	11	12
Proceeds from sales of investments and businesses	10	100
Other investing activities	(4)	1

Net cash used in investing activities	(167)	(9)

Cash flows from financing activities
Proceeds from issuance of securitized debt	316	331
Principal payments on securitized debt	(45)	(300)
Net change in secured revolving credit facilities	(241)	120
Proceeds from issuance of non-securitized debt	622	144
Principal payments on non-securitized debt	(108)	(988)
Net change in notes and debt outstanding under revolving credit facilities	(90)	469
Debt issuance costs	(17)	(9)
Proceeds from financed lease obligations	—	13
Proceeds from exercise of stock options	3	3
Dividends paid by subsidiaries to non-controlling interest	(13)	(18)
Other financing activities	(2)	(2)

Net cash provided by (used in) financing activities	425	(237)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(7)

Increase (decrease) in cash, cash equivalents and restricted cash	377	(149)
Cash, cash equivalents and restricted cash at beginning of the period	1,557	1,445

Cash, cash equivalents and restricted cash at end of the period	$1,934	$1,296

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation, excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2020
External sales and revenues, net	$1,177	$413	$46	$39	$—	$1,675
Intersegment sales and revenues	26	1	1	10	(38)	—

Total sales and revenues, net	$1,203	$414	$47	$49	$(38)	$1,675

Net income (loss) attributable to NIC	$(22)	$97	$1	$10	$(123)	$(37)
Income tax expense	—	—	—	—	(8)	(8)

Segment profit (loss)	$(22)	$97	$1	$10	$(115)	$(29)

Depreciation and amortization	$27	$1	$1	$16	$2	$47
Interest expense	—	—	—	16	55	71

Equity in income of non-consolidated affiliates	2	—	—	—	—	2
Capital expenditures(B)	18	1	1	—	5	25

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2019
External sales and revenues, net	$2,342	$569	$82	$46	$3	$3,042
Intersegment sales and revenues	45	2	8	28	(83)	—

Total sales and revenues, net	$2,387	$571	$90	$74	$(80)	$3,042

Net income (loss) attributable NIC	$167	$149	$1	$30	$(191)	$156
Income tax expense	—	—	—	—	(29)	(29)

Segment profit (loss)	$167	$149	$1	$30	$(162)	$185

Depreciation and amortization	$26	$1	$3	$16	$1	$47
Interest expense	—	—	—	27	49	76

Equity in income of non-consolidated affiliates	—	1	—	—	—	1
Capital expenditures(B)	17	2	1	—	4	24

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2020
External sales and revenues, net	$3,800	$1,347	$154	$135	$2	$5,438
Intersegment sales and revenues	34	3	12	35	(84)	—

Total sales and revenues, net	$3,834	$1,350	$166	$170	$(82)	$5,438

Net income (loss) attributable to NIC	$(131)	$319	$(12)	$51	$(338)	$(111)
Income tax expense	—	—	—	—	(10)	(10)

Segment profit (loss)	$(131)	$319	$(12)	$51	$(328)	$(101)

Depreciation and amortization	$83	$5	$5	$48	$5	$146
Interest expense	—	—	—	55	144	199
Equity in income (loss) of non-consolidated affiliates	(1)	1	—	—	—	—
Capital expenditures(B)	93	6	3	—	13	115

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2019
External sales and revenues, net	$6,405	$1,693	$223	$141	$9	$8,471
Intersegment sales and revenues	75	5	27	85	(192)	—

Total sales and revenues, net	$6,480	$1,698	$250	$226	$(183)	$8,471

Net income (loss) attributable to NIC	$183	$437	$10	$93	$(604)	$119
Income tax expense	—	—	—	—	(9)	(9)

Segment profit (loss)	$183	$437	$10	$93	$(595)	$128

Depreciation and amortization	$78	$4	$7	$48	$7	$144
Interest expense	—	—	—	83	160	243
Equity in income (loss) of non-consolidated affiliates	3	2	(1)	—	—	4
Capital expenditures(B)	69	3	2	2	14	90

(A)

Total sales and revenues in the Financial Services segment include interest revenues of $29 million and $103 million for the three and nine months ended July 31, 2020, respectively, and $53 million and $161 million for the three and nine months ended July 31, 2019, respectively.

(B)	Exclusive of purchases of equipment leased to others.

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
July 31, 2020	$1,721	$641	$202	$2,285	$1,826	$6,675
October 31, 2019	1,705	688	296	2,774	1,454	6,917

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (loss):

We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash and, Cash Equivalents:

Manufacturing cash and cash equivalents represent the Company’s consolidated cash and, cash equivalents excluding cash and cash equivalents of our financial services operations. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consist of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions)	2020	2019	2020	2019
Net income (loss) attributable to NIC	$(37)	$156	$(111)	$119
Plus:
Depreciation and amortization expense	47	47	146	144
Manufacturing interest expense(A)	55	49	144	160
Adjusted for:
Income tax (expense) benefit	(8)	(29)	(10)	(9)

EBITDA	$73	$281	$189	$432

(A)

Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions)	2020	2019	2020	2019
Interest expense	$71	$76	$199	$243
Less: Financial services interest expense	16	27	55	83

Manufacturing interest expense	$55	$49	$144	$160

Adjusted EBITDA Reconciliation:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions)	2020	2019	2020	2019
EBITDA (reconciled above)	$73	$281	$189	$432

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	9	5	26	7
Asset impairment charges(B)	12	3	25	6
Restructuring of manufacturing operations(C)	4	—	5	1
MaxxForce Advanced EGR engine lawsuits(D)	(1)	(31)	—	128
(Gain) loss on sales(E)	—	3	—	(56)
Debt refinancing charges(F)	—	6	—	6
Pension settlement(G)	7	—	7	142
Settlement gain(H)	—	(1)	(1)	(3)

Total adjustments	31	(15)	62	231

Adjusted EBITDA	$104	$266	$251	$663

Adjusted Net Income (Loss) attributable to NIC:

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions)	2020	2019	2020	2019
Net income (loss) attributable to NIC	$(37)	$156	$(111)	$119

Adjusted for significant items of:
Adjustments to pre-existing warranties(A)	9	5	26	7
Asset impairment charges(B)	12	3	25	6
Restructuring of manufacturing operations(C)	4	—	5	1
MaxxForce Advanced EGR engine lawsuits(D)	(1)	(31)	—	128
(Gain) loss on sales(E)	—	3	—	(56)
Debt refinancing charges(F)	—	6	—	6
Pension settlement(G)	7	—	7	142
Settlement gain(H)	—	(1)	(1)	(3)

Total adjustments	31	(15)	62	231
Tax effect (I)	(2)	6	(2)	(41)

Adjusted net income (loss) attributable to NIC	$(8)	$147	$(51)	$309

(A)

Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available.

(B)

In the first nine months of 2020, we recorded $12 million of asset impairment charges related to long lived assets in our Brazil asset group in our Global Operations segment. In the third quarter and first nine months of 2020, we recorded $12 million and $13 million of asset impairment charges related to certain assets under operating leases in our Truck segment. In the third quarter and first nine months of 2019 we recorded $3 million and $6 million, respectively, of asset impairment charges related to certain assets under operating leases in our Truck segment.

(C)

In the third quarter and first nine months of 2020, we recorded restructuring charges of $4 million and $5 million, respectively, due to restructuring activity throughout the organization. In the first nine months of 2019 we recorded a restructuring charge of $1 million in our Truck segment.

(D)

In the third quarter of 2020 and 2019, we recognized a net benefit of $1 million and $31 million, respectively, related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck Segment. In the first nine months of 2019, we recognized a charge of $128 million related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck Segment.

(E)

In the third quarter of 2019 we recognized a charge of $3 million in our Truck segment for adjustments to the purchase price of the sale of a majority interest in the Navistar Defense business. In the first nine months of 2019, we recognized a gain of $51 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment.

(F)	In the third quarter and first nine months of 2019, we recorded a charge of $6 million for the write off of debt issuance costs and discounts associated with NFC Term Loan.
(G)

In the third quarter and first nine months of 2020, we recorded pension settlement accounting charges of $7 million in Other expense, net in Corporate. In the first nine months of 2019, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement accounting charges of $142 million in Other expense, net in Corporate.

(H)

In the first nine months of 2020, we recorded interest income of $1 million, in Other expense, net derived from the prior year settlement of a business economic loss claim relating to our former Alabama engine manufacturing facility in Corporate. For the same claim, we recorded interest income in Other expense, net of $1 million and $3 million, for the third quarter and first nine months of 2019, respectively.

(I)	Tax effect is calculated by excluding the impact of the non-GAAP adjustments from the interim period tax provision calculations.

Manufacturing segment cash and cash equivalents reconciliation:

	As of July 31, 2020
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Total cash, cash equivalents, and marketable securities	$1,610	$38	$1,648